
                                                                                                    Exhibit 11.0

                                           COMPUTATION OF EARNINGS PER SHARE

                                       Three months ended  Three months ended  Six months ended  Six months ended
                                         June 30, 2007       June 30, 2006       June 30, 2007     June 30, 2006
                                       -------------------------------------------------------------------------
Income (loss) available to common
  stockholders                            $     2,095         $    (4,210)        $   385,428        $    38,530

Weighted average shares outstanding         2,659,568           2,693,286           2,667,358          2,693,678

Basic earnings (loss) per share           $     0.001         $    (0.002)        $      0.14        $     0.014

Income (loss) for diluted earnings
  per share                               $     2,095         $    (4,210)        $   385,428        $    38,530

Total weighted average common shares
  and equivalents outstanding for
  diluted computation                       2,659,568           2,693,286           2,667,358          2,693,678

Diluted earnings (loss) per share         $     0.001         $    (0.002)        $      0.14        $     0.014





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